UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 15, 2019
Date of report (Date of earliest event reported)

PROTO LABS, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-35435	41-1939628
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of Principal Executive Offices)	(Zip Code)

(763) 479-3680
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PRLB	New York Stock Exchange

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 15, 2019 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders elected all seven persons nominated by the Company’s board of directors to serve as directors until the next Annual Meeting of Shareholders or until their successors are elected and duly qualified. The Company’s shareholders also ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and approved an advisory vote on the compensation of the Company’s executive officers as disclosed in the proxy statement for the Annual Meeting. Set forth below are the final voting results for each of the proposals.

Proposal 1. Election of Directors.

Name	For	Withheld	Broker Non-Votes
Victoria M. Holt	21,875,166	191,783	3,601,613
Archie C. Black	21,936,430	130,519	3,601,613
Sujeet Chand	20,875,395	1,191,554	3,601,613
Rainer Gawlick	21,938,744	128,205	3,601,613
John B. Goodman	20,392,535	1,674,414	3,601,613
Donald G. Krantz	21,870,439	196,510	3,601,613
Sven A. Wehrwein	20,978,395	1,088,554	3,601,613

Proposal 2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	Against	Abstain	Broker Non-Votes
25,427,931	224,542	16,089	0

Proposal 3. Advisory approval of executive compensation.

For	Against	Abstain	Broker Non-Votes
21,433,594	529,555	103,800	3,601,613

 Item 8.01. Other Events.

On May 15, 2019, the board of directors of the Company authorized the following changes to the Company’s ongoing program to repurchase shares of the Company’s common stock from time to time on the open market or in privately negotiated purchases (the “Share Repurchase Program”):

●	An extension of the term of the Share Repurchase Program through December 31, 2023; and

●

An increase of the total expenditure authorized pursuant to the Share Repurchase Program to $100 million; as of May 15, 2019, the Company had repurchased an aggregate dollar value of approximately $34 million of its common stock through the Share Repurchase Program, leaving a maximum aggregate dollar value of approximately $66 million of the Company’s common stock remaining that may be purchased under the Share Repurchase Program.

The timing and amount of any share repurchases will be determined by the Company’s management based on market conditions and other factors. The Company issued a press release announcing these changes to the Share Repurchase Program, a copy of which is furnished as Exhibit 99.1 to this report.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

99.1                Press release of Proto Labs, Inc. dated May 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTO LABS, INC.

Date: May 16, 2019	/s/ Victoria M. Holt
Victoria M. Holt President and Chief Executive Officer